UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2023

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2023, Amerant Bancorp Inc. ("Amerant" or the "Company") announced the appointment of Sharymar Calderón as Executive Vice President and Chief Financial Officer (“CFO”), effective June 1, 2023, (the “Effective Date”). In this capacity, Ms. Calderón will be the Company’s principal financial officer. Upon Ms. Calderón commencing to serve as the Company’s CFO on the Effective Date, Mr. Carlos Iafigliola, the Company’s Senior Executive Vice President and Chief Operating Officer, will no longer serve as the Company’s CFO or principal financial officer as previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on April 21, 2023.

Ms. Calderón, 35, joined Amerant in June 2021, serving as Senior Vice President and Head of Internal Audit. In this capacity, she has been responsible for leading the Company’s Internal Audit function through the design and coordination of internal audit projects based on ongoing risk assessments of the Company’s audit universe. Prior to joining Amerant, Ms. Calderón was, from August 2020 until June 2021, Senior Vice President and Head of Payment Operations at Ocean Bank, where she was responsible for deposit and payment operations. Ms. Calderón previously worked for nine years at PricewaterhouseCoopers where she started as an Associate in August 2011 and rose to Senior Manager and gained significant experience in accounting and financial reporting while performing audits of several companies across various industries, including banking, broker dealers, and asset and wealth management. Ms. Calderón earned a bachelor’s degree in business administration with a double major in accounting and marketing from the University of Puerto Rico in 2010. She is a licensed Certified Public Accountant (CPA) in Florida and Puerto Rico and a member of the American Institute of Certified Public Accountants (AICPA), the Puerto Rico State Society of CPAs and its Florida Chapter, and the Association of Latino Professionals for America (ALPFA).

There are no arrangements or understandings between Ms. Calderón and any other persons in connection with her appointment. No family relationship exists between Ms. Calderón and any of Amerant’s directors or executive officers and there are no transactions between Ms. Calderón and the Company requiring disclosure under Item 404(a) of Regulation S-K.

As of May 5, 2023, the Company and Amerant Bank, N.A. (the “Bank”) entered into an offer letter with Ms. Calderón, effective as of the Effective Date (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Ms. Calderón will receive an annual base salary of $300,000 starting on the Effective Date that will increase to $325,000 on January 1, 2024 (the “Base Salary”). She is entitled to short-term variable compensation with a target of 75% base salary based on attainment of Company and individual performance goals. In connection with her appointment as CFO, on June 1, 2023 (the “Grant Date”), Ms. Calderón will receive: i) a sign-on grant in the form of restricted stock units that shall vest ratably over a three-year period with a value equal to $100,000 (the “Sign-on Grant”); and ii) a long-term incentive grant of restricted stock units and performance based restricted stock units (collectively, the “LTI Grant”) with a value equal to 75% of her Base Salary, or $225,000. Fifty percent (50%) of the LTI Grant shall be in the form of restricted stock units that shall vest ratably over a three-year period and the remaining fifty percent (50%) shall be in the form of performance based restricted stock units that will cliff vest subject to the achievement of performance goals at the end of the three-year performance period. The number of units to be awarded pursuant to the Sign-on Grant and the LTI Grant shall be determined using the closing price of the Company's common stock on the Grant Date.

Further, in connection with Ms. Calderón’s appointment, Ms. Calderón, the Company and the Bank will enter into a change in control agreement (the “CIC Agreement”). The CIC Agreement will have an initial term of two years and provides for automatic one-year renewals unless non-renewed by either the Company or Ms. Calderón. In the event of a change in control of the Company, the term of the CIC Agreement will be the one-year period following the consummation of such change in control (the “Change in Control Period”). The CIC Agreement provides for severance payments if Ms. Calderón is terminated “without cause” or resigns for “good reason”, during a Change in Control Period (“CIC Termination”) subject to the execution and non-revocation of a release of claims and compliance with non-compete, non-solicitation, confidentiality and non-disparagement provisions. Ms. Calderón would be entitled to receive: (i) an amount equal to 24 months of her base salary in effect on the date of the CIC Termination; (ii) a lump sum severance bonus payment as calculated under the terms of the CIC Agreement; and (iii) reimbursements under COBRA, if properly elected until 18 months after termination or the date Ms. Calderón is no longer eligible to receive COBRA continuation coverage. In the event of a termination due to death or disability, by the Company “for cause” or by Ms. Calderón “without good reason”, Ms. Calderón (or her estate and/or beneficiaries, as the case may be) will be entitled to receive: (i) any accrued but unpaid base salary through the date of termination; and (ii) any other benefits that are otherwise required to be provided to Ms. Calderón or to which Ms. Calderón is otherwise eligible to receive through the date of termination under the terms of any applicable Company plan.

The foregoing are only brief descriptions of the material terms of the Offer Letter and the CIC Agreement, do not purport to be a complete description of the Offer Letter and the CIC Agreement, and are qualified in their entirety by reference to the Offer

Letter and the Form of CIC Agreement, which are filed as Exhibits 10.1 and 10.2, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

On May 9, 2023, the Company issued a press release announcing the appointment of Ms. Calderón as the Company’s CFO as described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1	Offer Letter, dated May 5, 2023, between Amerant Bank, N.A, Amerant Bancorp Inc. and Sharymar Calderón
10.2	Form of Change in Control Agreement between Amerant Bank, N.A, Amerant Bancorp Inc. and executive
99.1	Press Release of Amerant Bancorp Inc. issued May 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2023	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Assistant Corporate Secretary